United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2009 (October 1, 2009)

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October  1, 2009, Jonathan Hunt, Chief Financial Officer of IsoRay, Inc. (the “Company”), resigned from all positions held with the Company and its subsidiaries.  Mr. Hunt will remain subject to a non-compete agreement for one year but is not due any severance payments under his Employment Agreement.  He has agreed to serve as a consultant on a short-term interim basis while the Company is searching for his replacement.

Effective October 2, 2009, the Company appointed Brien Ragle to serve as its principal accounting officer, principal financial officer, and Controller until a new Chief Financial Officer is hired.  Mr. Ragle has served as Cost Accounting Manager of the Company since January 15, 2007 and was promoted to Controller as of October 2 to reflect his new role.  Mr. Ragle has no employment agreement with the Company.

Mr. Ragle, 40 years old, has served as the Company’s Cost Accounting Manager since January 15, 2007.  Prior to this, Mr. Ragle served as a Project Accounting Manager at BNG America, LLC (a wholly-owned subsidiary of Energy Solutions, LLC (ES)) from April 2005 to November 2006.  From September 2000 to November 2004, Mr. Ragle was a Business Unit Controller at SCM Consultants, Inc. (a wholly-owned subsidiary of Tetra Tech, Inc. (TTEK)).  Mr. Ragle holds a Bachelor of Arts degree in Business Administration from Washington State University and is a Certified Public Accountant.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 2, 2009

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO